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                                  EXHIBIT 11.01

                              PRISM SOLUTIONS, INC.
                        COMPUTATION OF NET LOSS PER SHARE
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                   SEPTEMBER 30,                            SEPTEMBER 30,
                                         ---------------------------------      ----------------------------------
                                              1996                 1997              1996                1997
                                         -------------        ------------      -------------         ------------
                                          (unaudited)          (unaudited)        (unaudited)         (unaudited)

Weighted average shares outstanding         12,847,105          14,128,485          10,033,026          13,539,809
Common equivalent shares pursuant
    to SAB No. 83                                   --                  --             341,572                  --
                                          ------------        ------------        ------------        ------------
Average common and common
    stock equivalent shares                 12,847,105          14,128,485          10,374,598          13,539,809
    outstanding                           ============        ============        ============        ============

Net income (loss)                         $     (1,590)       $    (11,140)       $     (1,931)       $    (12,443)
                                          ============        ============        ============        ============
Net income (loss) per share               $      (0.12)       $      (0.79)       $      (0.19)       $      (0.92)
                                          ============        ============        ============        ============



NOTE: THERE IS NO DIFFERENCE BETWEEN PRIMARY AND FULLY DILUTED NET LOSS PER SHARE FOR ALL PERIODS PRESENTED. FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997, CONVERSION OF COMMON STOCK EQUIVALENTS WAS NOT ASSUMED BECAUSE THE EFFECT IS ANTI-DILUTIVE.